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                                                                      EXHIBIT 21



                                 SUBSIDIARIES OF
                             POLYMEDICA CORPORATION


                                             STATE OR OTHER JURISDICTION OF
 NAME                                        INCORPORATION OR ORGANIZATION


 PolyMedica Pharmaceuticals
 (U.S.A.), Inc.                                       Massachusetts

 PolyMedica Healthcare, Inc.                          Delaware

 Liberty Medical Supply, Inc.                         Florida

 Liberty Direct Services Corporation                  Delaware

 Liberty Home Pharmacy Corporation                    Delaware

 Liberty Enteral Products Corporation                 Delaware

 PolyMedica Securities, Inc.                          Massachusetts

 PolyMedica Holdings, Inc.                            Delaware

 PolyMedica Industries UK, Ltd.                       England and Wales



                                 SUBSIDIARIES OF
                    POLYMEDICA PHARMACEUTICALS (U.S.A.), INC.


 PolyMedica Pharmaceuticals
 (Puerto Rico), Inc.                                  Delaware

 PolyMedica Pharmaceuticals
 Securities, Inc.                                     Massachusetts





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